CONTRACT AGREEMENT


Television Programme Licence between POWER TELEVISION LIMITED and HUNGARIAN BROADCASTING CORPORATION as of 28th February 1996.



THE PARTIES :

LICENSEE : Hungarian Broadcasting Corporation (HBCO) , 90 West Street, New York, NY10006

LICENSOR : POWER TELEVISION LIMITED, P.O. Box 95, 2a Lord Street, Isle of Man ( PTV )

BASIC PROVISIONS:
 It is understood in this agreement Basic Provisions shall include all Terms and Conditions listed herein and Television Licence Agreement .

COPYRIGHT:
By separate agreement Power Television acts as distributor and licensor in Hungary for the series listed, whose copyright is owned by seperate agreement.




 TELEVISION LICENCE AGREEMENT


1 LICENSED STATION : A3 (HUNGARY)
2 RIGHTS : Cable and AM Micro (Budapest only)
3 EXCLUSIVE RIGHTS : 1 APRIL 1996- 31 DECEMBER 1996
 LICENSED

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PROGRAMMING

 ROAR TV (HUNGARIAN VERSION)
 PACIFIC DRIVE
 SIRENS
 HOLLYWOOD TODAY
 FASHION TV (or equivalent to be confirmed)
 PACIFIC BLUE
 OUTER BOUNDS
 OO LA LA (or equivalent to be confirmed)
 HOMOCIDE
 BENNY HILL
 BEAUTY AND THE BEAST
 OOPS DA (or equivalent to be confirmed)

5 TERRITORY : HUNGARY


6 TOTAL LICENCE FEE: : US$750,000 (Seven hundred and fifty thousand UNITED STATES dollars)


7 MATERIAL TO BE FURNISHED : BETA SP, with FULL ENGLISH
   SCRIPTS PER EPISODE AND PRESS MATERIALS

8 NET CHARGE FOR MATERIAL : At Licensee s cost to a maximum of US$40,000 (forty thousand United States Dollars). Shipping freight forward.

9. BANKING DETAILS: Power Television Limited, Royal Bank of
Scotland, Victory House, Prospect Hill, Douglas, Isle of Man,
Account Name: POWTEL-USD1 Sort Code: 16-58-80

10 SHIPPING INFORMATION : Ship to : A3, HBC KFT, 1118
Budapest, Szamado Ut.19, Hungary ( A3 )

11 NEEDED BY : 15th March 1996

12 AIR/SURFACE : AIR FREIGHT FORWARD

13 MATERIAL INVOICE INFORMATION : Ship to : Marian Peppers, A3, HBC KFT, 1118 Budapest, Szamado
Ut.19, Hungary ( A3 )

14 ADDITIONAL TERMS :

14.1 It is agreed that subject to Power TV or nominated company being a shareholder in excess of 5% of outstanding issued shares in Licensee that Licensee agrees to purchase a minimum of 50% of its programming schedule by mutual approval between the broadcast hours of 19.30 hours and 24.00 hours under similar terms and conditions for the broadcast period between 1st January 1997 and 31st December 1998; It is agreed that the license fee for 1997/1998 shall include a minimum of 20 minutes (twenty minutes) of commercial airtime per month for exploitation under similar terms and conditions.

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14.2 It is agreed that the license fee shall contain additional commercial minutage to the value of US$16,500 (sixteen thousand five hundred United States Dollars) per month to be made available to Power TV for its commercial exploitation during the period of April and December 1996, subject to Power TV making this airtime available to Initiative Media only.

14.3 A3 will be responsible for providing the Hungarian translations and the Hungarian dub for each episode subject to Standard Terms and Conditions, and a minimum requirement of voices.


15 PAYMENT TERMS:

 It is agreed that US$200,000 (Two hundred thousand United States Dollars) be paid into bank account as nominated by Licensor by no later than 29th February 1996.

 It is agreed that US$200,000 (Two hundred thousand United States Dollars) be paid into bank account as nominated by Licensor by no later than 31st March 1996.

 It is agreed that US$40,000 (Forty thousand United States Dollars) be paid into bank account as nominated by Licensor no later than 8th April 1996, and thereafter US$40,000 (Forty thousand United States Dollars) will be paid monthly by no later than the 8th day of each month, up to and including 8th November 1996, totalling US$320,000 (Three hundred and twenty thousand United States Dollars).

 It is agreed that US$30,000 (Thirty thousand United States Dollars) be paid into bank account as nominated by Licensor no later than 8th December 1996.

 It is the essence of this agreement that all payments are made by the due dates.

16 PROMOTIONAL INFORMATION :

 It is agreed that A3 will use its best efforts to promote to both the trade and audience the programming listed in this licence agreement. PTV will use its best efforts to provide support material and assistance in the promotion of this programming as soon as possible.


17 RATING INFORMATION :

 It is agreed that the licensee will provide PTV with all relevant rating information including demographics for all programming licensed under this agreement agreed under this license agreement within 15 days after the end of the month of broadcast.



18 CONFIDENTIALITY

 The Parties here to shall not disclose to any third party neither the underlying deal structure nor the Terms and Conditions of this Agreement without the prior written permission of the Parties, the details of which shall remain in strictest confidence.





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19 WARRANTIES :

19.1 PTV warrants that it has the right to enter into and perform this agreement and that the performance of this agreement by either party shall not infringe upon the rights or result in any liability or obligation to any third parties except as specifically set forth herein; each of PTV and A3 hereby indemnifies and holds harmless the other, its successors, licensees and permitted assigns from and against any and all damages, losses, costs, and expenses (including reasonable attorneys fees) arising out of any breach of representation, warranty or agreement made by the indemnifying party.


20 AGREEMENT :

20.1 This Agreement shall be binding on the parties unless or until they are superseded by another instrument in writing, signed by the parties, and;

20.2 This Agreement contains the entire agreement of the parties as currently subsisting and themselves supersede all other agreements, understanding or arrangements previously subsisting between the parties in relation to the subject matter hereof.

20.3 This Agreement includes all the Terms and Conditions as listed in Standard Terms and Conditions attached hereto.

20.4 This Agreement shall not be deemed to create any partnership or any such relationship between the parties hereto.

20.5 This Agreement and/or any part of this Agreement is personal to the parties and may not be assigned except to a related company or to a division or part of its corporate grouping in which case appropriate notice in writing shall be given to the other party hereto.

20.6 This Agreement shall be construed in accordance with English Law and the parties submit themselves to the exclusive jurisdiction of the English courts.



IN WITNESS whereof the parties hereto have set their hands the day month and year first herein before written.



 HUNGARIAN BROADCASTING CORPORATION          Peter Klenner, President & CEO
 (Authorised signatory)                      (Print Name and Title)


POWER TELEVISION LTD                         Justin Bodle
(Authorised signatory)                       (Authorized Signatory





Page 5



CONTRACT AGREEMENT


Television Programme Licence between POWER TELEVISION LIMITED and HUNGARIAN BROADCASTING CORPORATION as of 29th July 1996 FOR DAYTIME PROGRAMMING.


THE PARTIES :

LICENSEE :     Hungarian Broadcasting Corporation, (HBCO), 90 West Street, New
York, NY 10006

LICENSOR :     POWER TELEVISION LIMITED,PO BOX 95, 2a Lord Street, Isle of Man
('PTV')

BASIC PROVISIONS:
     It is understood in this agreement "Basic Provisions" shall include all "Standard Terms and Conditions" listed herein and "Television Licence Agreement".

COPYRIGHT:
     By separate agreement Power Television acts as distributor and licensor in Hungary for the series listed, whose copyright is owned by separate agreement.

TELEVISION LICENCE AGREEMENT


1    LICENSED STATION    : A3 (HUNGARY)
2    RIGHTS: Digital Satellite , Cable and AM Micro (Budapest only)
3    EXCLUSIVE RIGHTS LICENSED: 1 OCTOBER 1996 - 31 DECEMBER 1997

Page 6

4    PROGRAMMING    "JIM HENSON'S ANIMAL SHOW"
                    "SNORKS"(animation)
                    "THE PERSUADERS"
                    "FANTASY ISLAND"
                    "OUTER BOUNDS"
                    "SIRENS"
                    "KIMBA THE WHITE LION"(animation)
                    "POPEYE"(animation)
                    "FOOFUR"(animation)
                    "SEABERT"(animation)
                    "POWER RANGERS"

5    TERRITORY:  HUNGARY

6    TOTAL LICENCE FEE:US$195,000 (one hundred and ninety-five thousand
     US dollars)

7    TOTAL NUMBER OF
     BROADCAST HOURS: 595

8    MATERIAL TO BE FURNISHED : BETA SP,  with FULL ENGLISH SCRIPTS PER
      EPISODE AND PRESS MATERIALS

9    NET CHARGE FOR MATERIAL : At Licensee's cost to a maximum of US$ 15,000
(fifteen thousand US dollars) .  Shipping freight forward.

10   BANKING DETAILS: Power Television Limited, Royal Bank of Scotland,
Victory House, Prospect Hill, Douglas, Isle of Man. Account Name: POWTEL-USD1 Sort Code: 16-58-80

11   SHIPPING INFORMATION : Ship to :
     Marian Peppers, A3, HBC KFT, 3rd Floor EMKE Building, Rakoczi Utca 42, Budapest, H-1072, Hungary

12   NEEDED BY :   1st September 1996 (Delivery One)
13   AIR/SURFACE : AIR FREIGHT FORWARD
14   MATERIAL INVOICE INFORMATION : Ship to :
     Marian Peppers, A3, HBC KFT, 3rd Floor EMKE Building, Rakoczi Utca 42, Budapest, H-1072, Hungary

15   ADDITIONAL  TERMS :

15.1 It is agreed that the license fee shall contain additional commercial minutage of one minute per airing of Power Rangers the Series per episode to be made available to Power TV for its commercial expoitation during the period of 1st September 1996 to December 1997.

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15.2 A3 will be responsible for providing the Hungarian translations and the
Hungarian dub for each episode subject to Standard Terms and Conditions, and a mimimum requirement of voices. It is understood that over 60% of all programming has pre-recorded Hungarian dub tracks.


16   PAYMENT TERMS:

     It is agreed that US$100,000 (one hundred thousand US dollars) be paid into bank account as nominated by Licensor by no later than 31st October 1996.

     It is agreed that US$95,000 (ninety-five thousand US dollars) be paid into bank account as nominated by Licensor by no later than 8th January 1997.

     It is the essence of this agreement that all payments are made by their due dates.



17   PROMOTIONAL INFORMATION :

     It is agreed that A3 will use its best efforts to promote to both the trade and audience the programming listed in this licence agreement. PTV will use its best efforts to provide support material and assistance in the promotion of this programming as soon as possible.


18   RATING INFORMATION :

     It is agreed that the licensee will provide PTV with all relevant rating information including demographics for all programming licensed under this agreement agreed under this licence agreement within 15 days after the end of the month of broadcast.


19   CONFIDENTIALITY

     The Parties here to shall not disclose to any third party neither the underlying deal structure nor the Terms and Conditions of this Agreement without the prior written permission of the Parties, the details of which shall remain in strictest confidence.


20   WARRANTIES :

20.1 PTV warrants that it has the right to enter into and perform this agreement. and that the performance of this agreement by either party shall not infringe upon the rights or result in any liability or obligation to any third parties except as specifically set forth herein; each of PTV and A3 hereby indemnifies and holds harmless the other, its successors, licensees and permitted assigns from and against any and all damages, losses, costs, and expenses (including reasonable attorneys fees) arising out of any breach of representation, warranty or agreement made by the indemnifying party.

Page 8

21    AGREEMENT :

21.1 This agreement shall be binding on the parties unless or until they are superseded by another instrument in writing, signed by the parties, and;
21.2 This Agreement contains the entire agreement of the parties as currently subsisting and themselves supersede all other agreements, understanding or arrangements previously subsisting between the parties in relation to the subject matter hereof.

21.3 This Agreement includes all the Terms and Conditions as listed in Standard Terms and Conditions attached hereto.

21.4 This Agreement shall not be deemed to create any partnership or any such relationship between the parties hereto.

21.5 This Agreement and/or any part of this Agreement is personal to the parties and may not be assigned except to a related company or to a division or part of its corporate grouping in which case appropriate notice in writing shall be given to the other party hereto.

21.6 This Agreement shall be construed in accordance with English Law and the parties submit themselves to the exclusive jurisdiction of the English courts




IN WITNESS whereof the parties hereto have set their hands the day month and year first herein before written.


HUNGARIAN BROADCASTING CORPORATION      Peter Klenner, President & CEO
 (Authorised signatory)                 (Print Name and Title)


POWER TELEVISION LIMITED                Justin Bodle
(Authorised signatorory)                (Print Name and Title)